UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2018

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2018, the board of directors of Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) appointed Lainie P. Minnick to serve as Managing Director, Chief Financial Officer and Treasurer of the Company, effective as of April 30, 2018. After 10 years of service with the Company, on March 19, 2018, M. Kirk Scott informed us that, in order to pursue other opportunities, he will resign as Managing Director, Chief Financial Officer and Treasurer, effective as of April 30, 2018. Mr. Scott’s primary duties will be assumed by Ms. Minnick.
Lainie P. Minnick, age 45, will serve as our Managing Director, Chief Financial Officer and Treasurer, effective as of April 30, 2018. In such capacity, Ms. Minnick will oversee debt capital markets initiatives, financial reporting and forecasting, treasury management, the application of our NAV policies and procedures, accounting, tax compliance and other related areas of responsibilities. She has served as Managing Director, Head of Debt Capital Markets for our Company, Black Creek Industrial REIT IV Inc. (“BCI IV”) and Industrial Property Trust Inc. (“IPT”) since April 2017. Ms. Minnick previously served as our Senior Vice President of Finance from March 2010 to April 2017; as Senior Vice President of Finance for BCI IV from February 2016 to April 2017; as Treasurer for BCI IV since February 2016; as Senior Vice President of Finance for IPT from March 2013 to April 2017; and as Treasurer for IPT since March 2014. Ms. Minnick also served as Senior Vice President of Finance for Industrial Income Trust Inc. from August 2010 to November 2015, and as Treasurer from March 2014 to November 2015, when the entity was sold. Since joining Black Creek in February 2007, Ms. Minnick has overseen the execution of approximately $10.0 billion of financings and associated interest rate hedging strategies for Black Creek affiliates, collectively. Prior to joining Black Creek in 2007, Ms. Minnick was a Project Executive for Urban Villages, Inc., a Denver-based real estate development firm. From 1999 through 2004, Ms. Minnick worked for Goldman Sachs, most recently as a Vice President working exclusively with the Whitehall Funds, a series of global real estate opportunity funds. Based in both New York and London, Ms. Minnick was responsible for executing real estate related financing transactions throughout the U.S. and Europe. Prior to joining Goldman Sachs, Ms. Minnick worked for the Archon Group, a subsidiary of Goldman Sachs, where she was responsible for real estate related portfolio management and loan asset management efforts. Ms. Minnick holds a Bachelor of Business Administration degree from Southern Methodist University and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
March 22, 2018
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott Managing Director, Chief Financial Officer and Treasurer